UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	SELB	Nasdaq Global Market
$0.0001 par value per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2019, the Board of Directors (the “Board”) of Selecta Biosciences, Inc. (the “Company”) appointed Carrie S. Cox as a Class II director, to serve until the Company’s annual meeting of stockholders to be held in 2021 and until her successor is duly elected and qualified or her earlier death, disqualification, resignation or removal. Ms. Cox has also been appointed to serve as Chairman of the Board and on both the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”).

Ms. Cox, age 62, most recently served as the Chief Executive Officer of Humacyte, Inc., a regenerative medicine company based in Durham, North Carolina, from 2010 to June 2018, and has served as a member of its board of directors since 2010, serving as chairman from 2011 to June 2019. Ms. Cox has served on the boards of directors of Texas Instruments Incorporated since 2004 and Cardinal Health, Inc. since 2009, and as the chairman of the board of directors of electroCore, Inc. since July 2018. Ms. Cox previously served on the board of directors of Celgene Corporation from 2009 to November 2019 and as chairman of the board of directors of Array BioPharma, Inc. from August 2018 to July 2019. Ms. Cox received a B.S. from the Massachusetts College of Pharmacy and was a registered pharmacist. The Company believes Ms. Cox’s vast experience as a pharmaceutical executive and member of multiple boards of directors in the biotechnology industry as well as her knowledge of corporate strategy qualifies her to serve on the Company’s Board.

Ms. Cox is eligible to participate in the Company’s Non-Employee Director Compensation Plan, which provides for an annual retainer of $40,000 for her Board service, and additional annual retainers of $30,000 for her service as Chairman of the Board, $7,500 for her service as a member of the Audit Committee, and $6,000 for her service as a member of the Compensation Committee, and an initial award of options to purchase 20,000 shares of the Company’s common stock (the “Initial Award”). The Initial Award has an exercise price equal to $1.32 per share, the fair market value of a share of the Company's common stock on the date of grant, and will vest and become exercisable in 36 substantially equal monthly installments following the date of grant, subject to Ms. Cox’s continued service on the Board through each such vesting date. Ms. Cox has also entered into the Company’s standard indemnification agreement for directors and officers.

Ms. Cox succeeds Omid Farokhzad, M.D., who resigned from his positions as a member of the Board and as Chairman of the Board on November 19, 2019, effective immediately prior to the appointment of Ms. Cox as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: November 21, 2019	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer